UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024 (March 31, 2024)

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

10368 Westmoor Drive, Westminster, CO, 80021 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2024, Trimble Inc., a Delaware corporation (the “Company” or “Trimble”), entered into an Amended and Restated Sale and Contribution Agreement (the “A&R Sale and Contribution Agreement”) with AGCO Corporation, a Delaware corporation (“AGCO”), and PTx Trimble LLC, formerly Trimble Solutions, LLC, a Delaware limited liability company (the “PTx Trimble”). The A&R Sale and Contribution Agreement amended and restated the terms of the Sale and Contribution Agreement, dated as of September 28, 2023, by and among Trimble, AGCO and PTx Trimble, which provided for the formation of a joint venture between Trimble and AGCO in the mixed fleet precision agriculture market (the “Transaction”).

The A&R Sale and Contribution Agreement, provides that at completion of the Transaction, (i) Trimble will have contributed to PTx Trimble its precision agriculture business, excluding certain Global Navigation Satellite System (“GNSS”) and guidance technologies and $8,000,000 in cash, and AGCO will have contributed to PTx Trimble its JCA Technologies business and $46,000,000 in cash, and (ii) Trimble will have sold an interest in PTx Trimble to AGCO and its subsidiaries for a purchase price of $1,954,000,000 in cash, subject to adjustments. As a result of the Transaction, Trimble will own fifteen percent (15%) of PTx Trimble, and AGCO, together with its wholly owned subsidiary Massey Ferguson Corp., a Delaware corporation, will own the remaining eighty-five percent (85%) of PTx Trimble.

Certain revised terms in the A&R Sale and Contribution Agreement and in the Commercial Agreements defined and further described in Item 2.01 relate, among other things, to: (i) Trimble bearing the first $14,000,000 of reasonable, documented out-of-pocket costs required to implement the carve-out restructuring and stand up PTx Trimble; (ii) Trimble bearing the cost of vesting of certain equity grants; and (iii) the deferred sale of Trimble’s agricultural business in Brazil to a later date following the stand up of a newly formed Brazilian subsidiary of PTx Trimble. Trimble and AGCO also revised an agreement ancillary to the A&R Sale and Contribution Agreement which provides AGCO with a call and Trimble with a put with respect to Trimble’s interest in PTx Trimble. In addition to having an opportunity to exercise the put and call at the fifth anniversary of the closing and every two years thereafter, under the revised agreement, the parties can also exercise the put and call at the third and fourth anniversaries of the closing and with prices based on higher multiples.

This summary description of the A&R Sale and Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Sale and Contribution Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2024, Trimble, AGCO, and PTx Trimble completed the Transaction, previously reported on the Company’s Current Report on Form 8-K filed on September 28, 2023, which combines Trimble’s precision agriculture business and AGCO’s JCA Technologies.

In addition to forming the joint venture PTx Trimble, of which AGCO holds 85% and Trimble holds 15%, Trimble and AGCO concurrently entered into additional agreements that include a long-term supply agreement, a technology transfer and license agreement, a transition services agreement and a trademark license agreement (collectively the “Commercial Agreements”) and that, among other things, govern Trimble’s provision of certain key GNSS and guidance technologies, other Trimble products, transitional services to PTx Trimble and Trimble’s licensing of Trimble trademarks and technology for use by PTx Trimble.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On April 1, 2024, Trimble issued a joint press release with AGCO announcing the completion of the Transaction pursuant to the A&R Sale and Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of Trimble under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Sale and Contribution Agreement, dated as of March 31, 2024, by and among Trimble Inc., AGCO Corporation and PTx Trimble LLC.

99.1	Joint Press Release, dated April 1, 2024, issued by Trimble and AGCO.

104	The cover page from this Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: April 1, 2024	By:	/s/ David G. Barnes
David G. Barnes Chief Financial Officer